Goodrich Petroleum Announces Third Quarter 2018 Financial Results

HOUSTON, Nov. 8, 2018 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results for the third quarter ended September 30, 2018.

QUARTER HIGHLIGHTS

  Production grew 113% over the previous year period and 41% sequentially to an average of 84,700 Mcfe per day. The Company expects to average 95,000 – 105,000 Mcfe per day in the fourth quarter after deferring the completion of 1.0 gross (0.94 net) well until the first quarter of 2019 in order to take advantage of synergies from batch completing multiple wells.
  Adjusted EBITDA increased to $14.3 million and Discretionary Cash Flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, increased to $13.8 million in the quarter. The quarter over quarter increase in Adjusted EBITDA and DCF was driven by significantly higher production volumes and a 20% reduction in per unit cash operating expenses.
  Net income was $1.7 million for the quarter, or $0.14 per basic ($0.12 per fully diluted) share.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and Discretionary Cash Flow, which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measures.)

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleum.investorroom.com/events-and-presentations

3Q18 FINANCIAL RESULTS

REVENUES

Revenues totaled $24.4 million in the quarter, versus $13.2 million in the prior year period. Average realized price per unit was $3.12 per Mcfe ($2.75 per Mcf of gas and $72.29 per barrel of oil) in the quarter, versus $3.54 per Mcfe in the prior year period ($2.96 per Mcf of gas and $47.85 per barrel of oil).

PRODUCTION

Production totaled 7.8 Bcfe in the quarter, or an average of approximately 84,700 Mcfe per day, versus 3.7 Bcfe, or an average of approximately 39,800 Mcfe per day, in the prior year period. Natural gas production totaled 7.5 Bcf in the quarter (96% of total production), versus 3.2 Bcf (88% of total production) during the prior year period.

CASH FLOW

Adjusted EBITDA was $14.3 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $13.8 million in the quarter versus Adjusted EBITDA of $8.8 million and DCF of $8.3 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measures.)

NET INCOME

The Company announced net income of $1.7 million in the quarter ($0.14 per basic and $0.12 per fully diluted share), versus net income of $0.7 million ($0.07 per basic and $0.05 per fully diluted share) in the prior year period.

OPERATING EXPENSES

Lease operating expense ("LOE") was $2.6 million ($0.33/Mcfe) in the quarter, versus $2.2 million ($0.60/Mcfe) in the prior year period. LOE for the quarter included $0.3 million ($0.04/Mcfe) for workovers, versus $0.2 million ($0.05/Mcfe) in the prior year period. Lease operating expense for the quarter excluding workovers was $2.3 million ($0.29/Mcfe) versus $2.0 million ($0.55/Mcfe) in the prior year period. Per unit LOE is expected to continue to fall as we increase production from the Haynesville which carries a very low per unit LOE.

Production and other taxes were $1.0 million in the quarter ($0.12/Mcfe), versus a negligible credit in the prior year period as the result of refunds for both severance and ad valorem taxes during that quarter.

Transportation and processing expense was $3.3 million ($0.43/Mcfe) in the quarter, versus $1.6 million ($0.44/Mcfe) in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $7.9 million ($1.02/Mcfe) in the quarter, versus $3.5 million ($0.96/Mcfe) in the prior year period.

General and administrative expense was $4.6 million ($0.60/Mcfe) in the quarter, which includes non-cash expense of $1.5 million ($0.20/Mcfe) versus $3.7 million ($1.02/Mcfe) in the prior year period, which included non-cash expense of $1.9 million ($0.51/Mcfe). G&A Payable in Cash was $3.1 million ($0.40/Mcfe) in the quarter.

(See accompanying table at the end of this press release that reconciles G&A Payable in Cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING INCOME

Operating income, defined as revenues minus operating expenses, totaled $5.0 million in the quarter, versus $2.2 million in the prior year period.

CAPITAL EXPENDITURES

Capital expenditures totaled $38.3 million in the quarter, of which $37.5 million was spent on drilling and completion costs and $0.8 million on other expenditures, versus $5.4 million in the prior year period of which the majority was spent on drilling and completion costs. A majority of the quarter's total drilling and completion capital expenditures were spent in the Haynesville Shale Trend. Capital expenditures for the fourth quarter are expected to be $8.0 – 10.0 million.

INTEREST EXPENSE

Interest expense totaled $3.1 million ($0.40/Mcfe) in the quarter, which includes cash interest of $0.3 million incurred on the credit facility and non-cash interest of $2.8 million incurred on the Company's second lien notes, which includes $1.7 million paid in-kind interest and $1.1 million amortization of debt discount. Interest expense for the prior year period totaled $2.5 million, which included cash interest of $0.4 million incurred on the first lien term loan and non-cash interest of $2.1 million incurred on the Company's second lien notes, which included $1.4 million paid in-kind interest and $0.7 million amortization of debt discount.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a loss of $0.2 million on its derivatives not designated as hedges in the quarter, which is comprised of a negligible change of the fair value of our open natural gas and oil derivative contracts as well as a $0.2 million loss on cash settlement, versus a total loss of $0.3 million on its derivatives not designated as hedges in the prior year period, representing the change in fair value of our natural gas and oil derivative contracts and a small realized gain on cash settlement. Subsequent to the end of the third quarter, the Company increased the amount of natural gas derivatives for 2019 by 30,000 Mmbtu per day at an average price of $2.87 per Mmbtu.

BALANCE SHEET

The Company exited the quarter with $1.9 million of cash, $15.0 million outstanding under the Company's senior credit facility, which has an upwardly revised borrowing base of $75 million (subject to first and second lien covenants), and total principal debt outstanding, including the senior credit facility and second lien notes of $66.9 million.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF and G&A Payable in Cash. Management believes Adjusted EBITDA and DCF are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net loss applicable to common stock, as defined by US GAAP. G&A Payable in Cash should not be considered an alternative to general and administrative expense, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Volumes
Natural gas (MMcf)	7,479	3,235	15,601	7,863
Oil and condensate (MBbls)	52	71	169	237
Mmcfe - Total	7,789	3,661	16,617	9,285

Mcfe per day	84,663	39,793	60,868	34,011

Oil and natural gas revenues	$ 24,331	$ 12,964	$ 53,958	$ 34,490
Other	89	255	131	607
	$ 24,420	$ 13,219	$ 54,089	$ 35,097

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,267, $1,999, $6,659, $6,383, respectively)	2,588	2,184	7,619	9,445
Production and other taxes	959	(15)	2,268	1,068
Transportation and processing	3,344	1,624	6,742	4,668
Depreciation, depletion and amortization	7,922	3,516	16,934	8,893
General and administrative (payable in cash - $3,095, $1,885, $10,024, $6,444, respectively)	4,644	3,749	14,643	11,984
Other	(60)	(43)	105	(43)
Operating income (loss)	5,023	2,204	5,778	(918)

Other income (expense)
Interest expense (payable in cash - $281, $352, $529, $883, respectively)	(3,105)	(2,529)	(8,510)	(7,068)
Interest income (expense) and other	1	1,250	110	1,271
Loss (gain) on commodity derivatives not designated as hedges	(237)	(313)	(3,392)	193
	(3,341)	(1,592)	(11,792)	(5,604)

Reorganization gain (loss), net	(16)	108	(305)	303

Income (loss) before income taxes	1,666	720	(6,319)	(6,219)
Income tax expense	-	-	-	-
Net income (loss)	$ 1,666	$ 720	$ (6,319)	$ (6,219)

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 13,825	$ 8,339	$ 26,297	$ 13,621

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 14,286	$ 8,798	$ 26,597	$ 14,578

Weighted average common shares outstanding - basic	11,762	10,522	11,538	9,765
Weighted average common shares outstanding - diluted (3)	14,046	13,274	11,538	9,765

Income (loss) per share
Net income (loss) - basic	$ 0.14	$ 0.07	$ (0.55)	$ (0.64)
Net income (loss) - diluted	$ 0.12	$ 0.05	$ (0.55)	$ (0.64)

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, gains on reorganization, gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, reorganization and any other non-recurring non-cash gains or losses.

(3) Fully diluted shares excludes approximately 1.9 million and 4.0 million potentially dilutive instruments that were anti-dilutive for the three and nine months ended September 30, 2018, respectively, and 1.9 million and 4.6 million potentially dilutive instruments that were anti-dilutive for the three and nine months ended September 30, 2017.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 61.37	$ 47.85	$ 59.25	$ 48.67
Excluding net cash received from/paid to settle oil derivatives	$ 72.29	$ 47.85	$ 69.05	$ 48.67
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.80	$ 3.01	$ 2.77	$ 2.96
Excluding net cash received from/paid to settle natural gas derivatives	$ 2.75	$ 2.96	$ 2.71	$ 2.92
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 3.10	$ 3.59	$ 3.20	$ 3.75
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 3.12	$ 3.54	$ 3.25	$ 3.71

Costs Per Mcfe
Lease operating expense ($0.29, $0.55, $0.40 and $0.69 Per Mcfe excluding workovers, respectively)	$ 0.33	$ 0.60	$ 0.46	$ 1.02
Production and other taxes	$ 0.12	$ -	$ 0.14	$ 0.12
Transportation and processing	$ 0.43	$ 0.44	$ 0.41	$ 0.50
Depreciation, depletion and amortization	$ 1.02	$ 0.96	$ 1.02	$ 0.96
General and administrative (payable in cash - $0.40, $0.51, $0.60, and $0.69, respectively)	$ 0.60	$ 1.02	$ 0.88	$ 1.29
Other	$ (0.01)	$ (0.01)	$ 0.01	$ -
	$ 2.49	$ 3.01	$ 2.91	$ 3.88

Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In Thousands) (Unaudited)

Reconciliation of discretionary cash flow and net cash provided by operating activities

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net cash provided by operating activities (US GAAP)	24,080	285	36,735	16,413
Net changes in working capital	10,255	(8,054)	10,438	2,792
Discretionary cash flow (1)	$ 13,825	$ 8,339	$ 26,297	$ 13,621

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 1,666	$ 720	$ (6,319)	$ (6,219)
Adjustments to reconcile net loss to net cash provided by operating activities
Depletion, depreciation and amortization	7,922	3,516	16,934	8,893
(Gain) loss on derivatives not designated as hedges	237	313	3,392	(193)
Net cash received (paid) for settlement of derivative instruments	(196)	166	(737)	313
Share based compensation (non-cash)	1,597	1,715	4,764	5,093
Amortization of finance cost, debt discount, paid in-kind interest and accretion	2,824	2,159	7,981	6,134
Gain from material transfers & inventory write-downs	(241)	(141)	(23)	(214)
Reorganization items, net	16	(108)	305	(186)
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	1,063	(1,476)	465	281
Accrued oil and gas revenue	(1,938)	1,106	(4,297)	(1,520)
Prepaid expenses and other	(211)	649	(231)	250
Accounts payable	9,028	(7,907)	12,964	3,304
Accrued liabilities	2,313	(427)	1,537	477
Net cash provided by operating activities	24,080	285	36,735	16,413
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(32,005)	(4,179)	(85,105)	(21,698)
Proceeds from sale of assets	-	463	26,920	463
Net cash used in investing activities	(32,005)	(3,716)	(58,185)	(21,235)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	-	-	(16,723)	-
Proceeds from bank borrowings	9,000	-	15,000	-
Net receipts (payments) related to Convertible Second Lien Notes	-	2	3	(168)
Issuance cost, net	(43)	104	(53)	(174)
Other	(830)	-	(838)	-
Net cash provided by (used in) financing activities	8,127	106	(2,611)	(342)
Net increase (decrease) in cash and cash equivalents	202	(3,325)	(24,061)	(5,164)
Cash and cash equivalents, beginning of period	1,729	35,011	25,992	36,850
Cash and cash equivalents, end of period	$ 1,931	$ 31,686	$ 1,931	$ 31,686

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In Thousands) (Unaudited)

Supplemental Balance Sheet Data
	As of
	September 30, 2018

Cash and cash equivalents	$ 1,931

Long-term debt, net	$ 61,861
Unamortized debt discount and issuance cost	5,077
Total principal amount of debt	$ 66,938

Reconciliation of Net income (loss) to Adjusted EBITDA

	Three Months Ended	Pro Forma Three Months Ended	Nine Months Ended	Pro Forma Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Net income (loss) (US GAAP)	$ 1,666	$ 720	$ (6,319)	$ (6,219)
Depreciation, depletion and amortization ("DD&A")	7,922	3,516	16,934	8,893
Stock compensation expense (non-cash)	1,597	1,715	4,763	5,093
Interest expense	3,105	2,529	8,510	7,068
(Gain) loss on derivatives not designated as hedges	237	313	3,392	(193)
Net cash received in (paid for) settlement of derivative instruments	(196)	166	(737)	313
Other excluded items **	(45)	(161)	54	(377)
Adjusted EBITDA (2)	$ 14,286	$ 8,798	$ 26,597	$ 14,578

** Other excluded items include interest income, reorganization items and other non-recurring income and expense.

Derivative Activity

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Change in fair value of derivatives not designated as hedges	$ (41)	$ (479)	$ (2,655)	$ (120)
Net cash received in (paid for) settlement of derivative instruments	(196)	166	(737)	313
Net gain (loss) on derivatives not designated as hedges	$ (237)	$ (313)	$ (3,392)	$ 193

Reconciliation of interest payable in cash to interest expense

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Interest expense (GAAP)	$ 3,105	$ 2,529	$ 8,510	$ 7,068
Amortization of debt discount and paid-in-kind interest	(2,824)	(2,177)	(7,981)	(6,185)
Interest payable in cash	$ 281	$ 352	$ 529	$ 883

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In Thousands) (Unaudited)

Reconciliation of capital expenditures

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net cash used in investing activities (US GAAP)	$ (32,005)	$ (3,716)	$ (58,185)	$ (21,235)
Cash calls utilized	(482)	-	(1,193)	(415)
Inventory utilized	(1,234)	(398)	(1,720)	(972)
Cash proceeds from sale of assets	-	(463)	(26,920)	(463)
Miscellaneous capitalized costs & ARO adjustments	(288)	(29)	(779)	(93)
Cost incurred in prior period and paid in current period	7,706	2,505	10,511	648
Capital accrual at period end	(12,038)	(3,266)	(12,038)	(3,266)
Total capital expenditures	$ (38,341)	$ (5,367)	$ (90,324)	$ (25,796)

Reconciliation of drilling and completion capital expenditures used in finding and development cost per Mcfe calculations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Total capital expenditures (per above)	$ (38,341)	$ (5,367)	$ (90,324)	$ (25,796)
Capitalized internal costs	841	781	2,483	2,305
Total capital expenditures, net of internal costs	$ (37,500)	$ (4,586)	$ (87,841)	$ (23,491)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
General & administrative expense (GAAP)	$ 4,644	$ 3,749	$ 14,643	$ 11,984
Share based compensation	(1,573)	(986)	(4,692)	(2,969)
Bonus share based compensation	-	(729)	-	(2,124)
Non-cash rent expense	24	(149)	73	(447)
General & administrative expense payable in cash	$ 3,095	$ 1,885	$ 10,024	$ 6,444
Oil and natural gas production (Mcfe)	7,789	3,661	16,617	9,285
General and administrative expense payable in cash per Mcfe	$ 0.40	$ 0.51	$ 0.60	$ 0.69

CONTACT: Robert Turnham, (713) 780-9494